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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1999, except for Note 14, as to which the date is April 14, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Video Network Communications, Inc. (a development stage enterprise), which is incorporated by reference in Video Network Communications Inc's Annual Report on Form 10-KSB/A for the year ended December 31, 1998.



PricewaterhouseCoopers LLP

Boston, MA
January 25, 2000